UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

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(4)	Date filed:

Attention Stockholders

Broadridge is making it easy for you to vote, submit questions, and attend our

2009 Virtual Annual Meeting on the Internet.

Broadridge will be hosting the 2009 Annual Meeting on Wednesday, November 18, 2009, live via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Any stockholder can attend the 2009 Annual Meeting live via the Internet at www.broadridge-ir.com

•	Webcast starts at 10:00 a.m. Eastern Time

•	Stockholders may vote and submit questions while attending the Meeting on the Internet

•	Please have your 12-Digit Control Number from your proxy materials to attend the Meeting

•

Stockholders joining the Meeting through a brokerage firm website who do not have a Control Number can gain access by logging into their brokerage firm website at least 15 minutes prior to the Meeting start, selecting the stockholder communications mailbox to link through to the Meeting, and the Control Number will automatically populate

•	Questions regarding how to attend the Meeting and participate via the Internet can be answered by calling 1-877-257-9950 on November 17 and 18, 2009

In conjunction with the Annual Meeting, we are also hosting a Stockholder Forum located on http://vote.proxyvote.com/br09 or www.broadridge-ir.com. The Forum allows validated stockholders to submit questions ahead of the Annual Meeting, respond to our stockholder survey, and respond to questions that Broadridge’s management may pose in the future. You will need your Control Number in order to join and participate on the Stockholder Forum.

You can vote and join our Stockholder Forum prior to the Meeting date by visiting http://vote.proxyvote.com/br09	You can vote and submit questions during our Virtual Annual Meeting at 10:00 a.m. on November 18, 2009 by visiting www.broadridge-ir.com